EXECUTIVE EMPLOYMENT AGREEMENT
This Employment Agreement is made as of March 17, 2025, by and among Markel International Services Limited, a company registered in England and Wales with company number 00932977 and registered address 20 Fenchurch Street, London, EC3M 3AZ ("Markel" or the "Company"), Markel Group Inc. (“Markel Group”), and Simon Wilson ("Executive").
References to “the Company” in this Agreement, where applicable, shall include Markel Group and its subsidiaries and affiliates (together, the “Group Companies”).
The parties agree as follows:
1.Employment and Duties. The Company employs the Executive for the position set out in Appendix A on and subject to the terms and conditions of this Agreement (the “Employment”). The Executive agrees to devote the Executive's full time and attention to the business of Markel Group and its subsidiaries and affiliates and to perform duties normally and properly incident to the Executive's position and such further duties as may be assigned to the Executive by (i) the Executive Vice President and Chief Operating Officer, Markel Group (ii) the Chief Executive Officer, Markel Group or (iii) the Board of Directors of Markel Group (the "Board"). The duties to be performed by the Executive under this Agreement shall be performed by the Executive primarily in the location set out in Appendix A; provided, however, that the Executive shall travel to the extent reasonably necessary to perform the Executive's duties hereunder.
2.Statement of Terms. This Agreement incorporates the statement for the purposes of the Employment Rights Act 1996, attached as Appendix C to this Agreement, and comprises the terms and conditions of the Executive’s employment.
3.Salary and Benefits. Subject to, and except as otherwise provided in, Sections 4, 5 and 6 below:
(a)During the Employment, the Company shall pay (or cause to be paid to) the Executive a salary at a rate per year of not less than the amount set out in Appendix A, which sum shall be payable in monthly installments. Subject to the approval of the Compensation Committee of the Board, the Company agrees to review the Executive's salary no less frequently than annually. In the event of an increase in salary or the payment of a bonus, the other terms and conditions of this Agreement shall remain in full force and effect. The annual rate of base salary in effect at any given time is sometimes referred to in this Agreement as "Base Salary." The Executive shall be eligible for an annual cash incentive bonus, subject to such performance conditions as shall be approved by the Compensation Committee of the Board, having a target value equal to a percentage of Base Salary not less than the amount set out in Appendix A, and payable in the March payroll following the end of the applicable performance period. The Executive shall also be eligible for an annual equity incentive award, subject to the approval of the Compensation Committee of the Board, which for each year shall have a target grant date value equal to a percentage of Base Salary not less than the amount set out in Appendix A, and subject in each case to such performance conditions, and such other terms and conditions set forth in the applicable award agreements, as are approved by the Compensation Committee of the Board.
(b)During the Employment, the Executive shall be entitled to (i) participate in such employee benefit plans and programs as are generally available to other senior executives of the Company who hold positions of similar responsibility to those of the Executive, (ii) reimbursement, in accordance with policies and procedures established by the Company from time to time, for all items of expense reasonably and necessarily incurred by the Executive on behalf of the Company and (iii) such holidays as are set out in Appendix C, clause 10 to this Agreement; in each case as such plans, programs, policies and procedures are in effect or amended in the Company's discretion.
4.Termination by Death or Disability.
(a)Should the Executive die during the Employment, the Company shall be obligated to pay any salary and benefits to which the Executive may be entitled until the end of the payroll period in which the death occurs, and the Company shall pay to the Executive's personal representatives amounts equal to and payable at the same time as the installments of Base Salary theretofore regularly paid to the Executive for a period of twelve (12) months beginning as of the date of death. In addition, all outstanding granted equity awards held by the Executive shall become fully vested as of the date of death, with any granted performance equity awards whose performance period has not yet been fully completed to be deemed to have satisfied its performance conditions at the target level. The Company shall have no further liability to the Executive under this Agreement.
(b)Should the Executive be unable to perform substantially all duties of employment required under this Agreement for 90 consecutive days because of a physical or mental disability, the Company shall then have the right to terminate the Executive’s Employment by giving the Executive thirty (30) days’ notice. Should the Company elect to terminate the Employment in these circumstances, the Company shall pay to the Executive or the Executive's personal representatives amounts equal to and payable at the same time as the installments of Base Salary theretofore regularly paid to the Executive for a period of twelve (12) months beginning as of the date of termination, such amount shall be inclusive of any notice pay due to the Executive in accordance with Appendix C, clause 13.2 to this Agreement (including any statutory entitlement to notice). In addition, all outstanding granted equity awards held by the Executive shall become fully vested as of the date of such termination, with any granted performance equity awards whose performance period has not yet been fully completed to be deemed to have satisfied its performance conditions at the target level.
(c)A condition of disability under this Agreement shall be determined by the Compensation Committee of the Board on the basis of (i) the Executive being unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) the Executive, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, receiving income replacement benefits for a period of not less than three months under an accident or health plan covering employees of the Company.
5.Summary Termination for Cause. The Company, at the direction of the Chief Executive Officer or the Compensation Committee of the Board, may at any time elect to terminate the Company's obligations under this Agreement if the Executive commits a Cause event and remove the Executive from employment, effective immediately upon notice of such employment termination to the Executive, and all obligations of the Company to the Executive under this Agreement shall then cease other than accrued salary and benefits through the Executive’s termination date.
For purposes of this Agreement "Cause" shall be only the following:

(a)continued and deliberate neglect by the Executive, after receipt of notice thereof, of employment duties other than as a result of the Executive's physical or mental disability;
(b)willful misconduct of the Executive in connection with the performance of the Executive's duties, including by way of example but not limitation, misappropriation of funds or property of the Company; securing, or attempting to secure, personally any profit in connection with any transaction entered into on behalf of the Company; or violation of any code of conduct or standards of ethics (including without limitation with respect to employment discrimination, harassment or retaliation) applicable to employees of the Company;
(c)conduct by the Executive which may result in material injury to the reputation of the Company if the Executive were retained in the Executive's position with the Company, including by way of example but not limitation, commission of a criminal offence (other than a motoring offence for which no custodial sentence is given), bankruptcy, insolvency or general assignment for the benefit of creditors;
(d)active disloyalty such as aiding a competitor or a serious breach of the Executive’s duties to the Company;
(e)the Executive's inability to obtain or maintain any required regulatory approvals or authorizations necessary for the Executive to perform the Executive's duties under this Agreement; or
(f)a breach by the Executive of Section 7 or 8 of this Agreement, which, if unintentional, is not cured within five (5) business days after notice.
6.Termination.
(a)If the Executive resigns or voluntarily leaves the employ of the Company, except as set forth in Section 6(c) below, and subject to the terms of any applicable restricted stock unit or other equity award agreement to which the Executive is a party ("Equity Award Agreement"), the Company's obligations to the Executive under this Agreement shall terminate and the Company shall have no further liability to the Executive under this Agreement other than accrued salary and benefits through the termination date.
(b)If the Company, at the direction of the Chief Executive Officer or the Compensation Committee of the Board, terminates the Executive’s Employment without Cause in accordance with Appendix C, clause 5.1, the Executive shall be entitled to receive, subject to the Executive's compliance with the provisions of Sections 7 and 8 of this Agreement, the identical compensation and benefits set forth in Section 6(c) hereof subject to the terms and conditions thereof.
(c)If: (x) the Company elects to terminate the Executive’s Employment without Cause in accordance with Appendix C, clause 5 to this Agreement or, (y) the Executive voluntarily leaves the employ of the Company by virtue of the Company's material failure to comply with any terms of this Agreement and a court of competent jurisdiction rules that such termination constitutes a constructive dismissal, or (z) Good Reason occurs within twelve (12) months following a Change in Control (defined below) and the Executive terminates the Employment for such Good Reason (and, in the case of both subparts (y) and (z), provided the Executive first gives all required notice to the Company and the Company does not thereafter timely cure), and within the period prescribed by the Company, not to exceed sixty (60) days after the date of termination of Employment, the Executive first executes a customary settlement agreement which includes a waiver of claims against the Company, Markel Group and its subsidiaries and affiliates in a form reasonably prepared by the Company, and subject to compliance by the Executive with the provisions of Sections 7 and 8 of this Agreement: (i) the Executive also shall be entitled to receive continued payments of Base Salary for the period set out in Appendix A, with the first such payment commencing within sixty (60) days after the Executive's termination of Employment (ii) in addition, no later than the date(s) set out in Appendix A, the Executive shall be entitled to receive a lump sum payment equal to the amount of the Executive's target annual cash incentive bonus; and (iii) all outstanding granted equity awards held by the Executive shall become fully vested as of the date of such termination, with any granted performance equity awards whose performance period has not yet been fully completed to be deemed to have satisfied its performance conditions at the target level. The value of each continued payment set out in this Section 6(c) shall be inclusive of any payment in lieu of notice that the Executive receives in accordance with Appendix C, clause 13.2 to this Agreement or any payment of Base Salary during any period of garden leave and any redundancy pay, if applicable. The Company shall have no further liability to the Executive under this Agreement.
For these purposes:
"Change in Control" means the occurrence of any of the following events:
(i)Stock Acquisition. The acquisition by any individual, entity or group, within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of either (A) the then outstanding shares of common stock of Markel Group (the "Outstanding Company Common Stock"), or (B) the combined voting power of the then outstanding voting securities of Markel Group entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions of such shares or voting power shall not constitute a change in control: (A) any acquisition directly from Markel Group; (B) any acquisition by Markel Group; (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Markel Group or any corporation controlled by Markel Group; or (D) any acquisition by any corporation in a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section; or
(ii)Board Composition. Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election or nomination for election by Markel Group's shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individuals whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or
(iii)Business Combination. The consummation of a reorganization, merger, consolidation, or sale or other disposition of all or substantially all of the assets of Markel Group (a "Business Combination"), unless, following such Business Combination:
(A)all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding

Company Voting Securities immediately before such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including without limitation a corporation which as a result of such transaction owns Markel Group or all or substantially all of the assets of Markel Group either directly or through one or more subsidiaries and affiliates) in substantially the same proportions as their ownership immediately before such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be;
(B)no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of Markel Group or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed before the Business Combination; and
(C)at least a majority of the members of the board of directors or other governing body of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board providing for such Business Combination.
(iv)Liquidation or Dissolution. Approval by the shareholders of Markel Group of a complete liquidation or dissolution of Markel Group.
"Good Reason" means unless and to the extent otherwise waived in writing by the Executive, the termination of the Executive's Employment with the Company which is initiated by the Executive because of any of the following events:
(i)a material decrease in the Executive's annual Base Salary in effect as of the date of the Change in Control;
(ii)the assignment of duties and responsibilities to the Executive that materially reduce the level and types of duties and responsibilities of the Executive as of the date of the Change in Control;
(iii)a material breach of this Agreement by the Company or any successor; or
(iv)the Company changes by fifty (50) miles or more the principal locations in which the Executive is required to perform services from the locations at which the Executive was employed as of the date of the Change in Control.
The Executive must provide notice to the Company of the existence of the event constituting Good Reason or the Company's material failure to comply with any terms of this Agreement, as applicable, within ninety (90) days of the initial existence of the event. The Company shall have thirty (30) days after its receipt of notice by the Executive to cure the event before the Executive may terminate the Employment in writing with immediate effect. If the Company fails to cure such event, the Executive must terminate the Employment within ninety (90) days after the expiration of such thirty (30)-day cure period, or such Good Reason or the Company's material failure to comply with any terms of this Agreement, as applicable, shall be deemed waived.
7.Confidential Information; Trade Secrets; Intellectual Property. As consideration for and to induce the Employment of the Executive by the Company, the Executive agrees that:
(a)All confidential competitive pricing, marketing, proprietary and other non-public information or materials relating to or used in the business and operations of the Company or any of its subsidiaries or affiliates (including without limitation trade secrets, marketing methods and procedures, customer and prospective customer lists and non-public information on customers or their employees, strategies, research and development, policies and manuals, employee personnel and medical files, non-public financial information, lists of professionals referring customers to the Company or its subsidiaries or affiliates, sources of supplies and materials, business systems and procedures, computer programs, patented or unpatented inventions, information concerning planned or pending acquisitions, investments or divestitures, and information concerning purchases of major equipment or property), whether prepared, compiled, developed or obtained by the Executive or by the Company or any of its subsidiaries or affiliates before or during the term of this Agreement, are and shall be confidential information and trade secrets ("Confidential Information") and the exclusive property of the Company, its subsidiaries and affiliates. Confidential Information does not include information which (i) is or was already in the Executive's possession before employment, (ii) lawfully is or becomes generally available to the public other than as a result of a disclosure by the Executive or (iii) lawfully becomes available to the Executive on a non-confidential basis from a source other than the Company; provided that such source is not known to be bound by a confidentiality agreement or other obligation of secrecy with respect to such information.
(b)All records of and materials relating to Confidential Information or other information, whether in written form or in a form produced or stored by any electrical or mechanical means or process and whether prepared, compiled or obtained by the Executive or by the Company or any of its subsidiaries or affiliates before or during the term of this Agreement, are and shall be the exclusive property of the Company or its subsidiaries or affiliates, as the case may be. Without limiting the foregoing in any way, by signing this Agreement, the Executive also hereby agrees to the Intellectual Property Agreement attached as Exhibit A hereto, which is a part of this Agreement.
(c)Except in the regular course of the Executive's employment or as the Company may expressly authorize or direct in writing, and subject to Section 11 below, the Executive shall not, during or after the term of this Agreement and the Executive's employment by the Company, copy, reproduce, disclose or divulge to others, use or permit others to see any Confidential Information or any records of or materials relating to any such Confidential Information. The Executive further agrees that during the term of this Agreement and the Executive's employment by the Company the Executive shall not remove from the custody or control of the Company or its subsidiaries or affiliates any records of or any materials relating to Confidential Information or other information and that upon the termination of the term of this Agreement and the Executive's employment by either party for any or no reason, the Executive shall deliver the same to the Company and its subsidiaries and affiliates, as well as all of their other property of any kind. This Section 7 shall only bind the Executive to the extent allowed by law and nothing in this Section 7 shall prevent the Executive from making a statutory disclosure.
(d)The Executive (a) shall not use or disclose to the Company or any of its subsidiaries and affiliates, and has returned, any former employer's or other person's or entity's confidential information (electronic or otherwise); and (b) is not a party to or bound by any confidentiality, non-solicitation, noncompetition or similar agreement or obligation, or any order, judgment or other obligation that could restrict the Executive from working for, or furthering the Business (as defined in Section 8 below) of, the Company or any of its subsidiaries and affiliates.
8.Covenants. As consideration for and to induce the Employment and continued employment of the Executive by the Company, the Executive agrees to the following additional covenants and obligations, which are reasonable and necessary to protect the goodwill and the value of the Company and its subsidiaries and affiliates and not unduly burdensome, and which all benefit Markel Group, its subsidiaries and affiliates and their predecessors and successors, whether by sale, merger, consolidation or otherwise. The Executive further agrees and acknowledges that, by virtue of the Executive's senior executive position with the Company, the Executive has and will have Confidential Information, relationships, unique knowledge and competitive advantages with respect to the entire Business, all personnel of the Company, its subsidiaries and affiliates, and all actual and prospective Agents, Producers, and Customers (each as defined below). Except in the regular course of the Executive's Employment or as the Company may expressly authorize or direct in writing, the Executive shall not, during the Employment and for a period of twelve (12) months immediately following any termination of this Agreement and the Executive's Employment by either party for any or no reason, directly or indirectly, in any executive, managerial, strategic, sales, marketing, research or other competitive capacity:
(a)engage in or assist any other person or entity in engaging in the Business (defined below), perform services involving the Business for any person or entity engaged in the Business in any Capacity, or provide material financial assistance involving the Business to any person or entity engaged in the Business, in each case anywhere in the Territory (defined below), it being understood that the Company, its subsidiaries and affiliates actively conduct and will conduct their businesses throughout the Territory and that such businesses effectively may be engaged in from any location throughout the Territory;
(b)perform services or provide products competitive with the Business for or to, or accept or facilitate the acceptance of orders or instructions competitive with the Business from, any Customer or Prospective Customer (as defined below);
(c)solicit any Customer or Prospective Customer for the purpose of performing or providing or facilitating the performance or provision of any services or products, or accepting or facilitating the acceptance of orders or instructions, competitive with the Business, seek to have a Customer non-renew any product or service with the Company or any of its subsidiaries or affiliates, or seek to have a Customer move any of its business with the Company or its subsidiaries or affiliates to any other person or entity competitive with the Business;
(d)induce, solicit or attempt to persuade any Restricted Person to terminate such person's association with the Company or any such subsidiary or affiliate in order to enter into any employment, consulting, or other relationship with or perform services for any other person or entity;
(e)induce, solicit or attempt to persuade any supplier, vendor or other person or entity with which the Company or any of its subsidiaries or affiliates engaged in the Business has a business relationship to terminate, restrict or otherwise modify its business relationship with the Company or any such subsidiary or affiliate; or

(f)solicit any Agent or Producer or Prospective Agent or Producer (as defined below) for the purpose of developing relationships whereby such Agent or Producer or Prospective Agent or Producer would source or provide any services or products relating to and competitive with the Business.
(g)The following terms shall have the following definitions for purposes of this Agreement:
(i)"Agent or Producer" means any agent or producer of Markel Group or any of its subsidiaries or affiliates at any time during the twenty-four (24) month period preceding any termination of the Executive's Employment with whom the Executive (i) had personal dealings, (ii) was responsible for on behalf of Markel Group or (iii) any employee directly reporting to the Executive had material contact with on behalf of Markel Group.
(ii)"Business" means any and all of the following, in each case to the extent the Executive was involved during the twelve (12) month period preceding any termination of the Executive’s Employment: the placement, brokerage or sale of insurance or reinsurance coverages or surety bonds; providing services related to the insurance, reinsurance or surety bond business; or providing other products and services (including without limitation risk management services) competitive with those products and services provided by Markel Group or any of its subsidiaries or affiliates.
(iii)“Capacity” means as an agent, consultant, director, employee, worker, owner, partner, shareholder, or third -party broker or intermediary.
(iv)"Customer" means any customer of Markel Group or any of its subsidiaries or affiliates at any time during the twenty-four (24) month period preceding any termination of the Executive's Employment with whom the Executive (i) had personal dealings, (ii) was responsible for on behalf of Markel Group or (iii) any employee directly reporting to the Executive had material contact with on behalf of Markel Group.
(v)"Prospective Agent or Producer" means any person or entity other than an Agent or Producer with respect to which, at any time during the twelve (12) month period preceding any termination of the Executive's Employment, Markel Group or any of its subsidiaries or affiliates: (x) sought to develop a relationship whereby such person or entity would source or provide any services or products of any kind in respect of the Business, or (y) acquired or had access to Confidential Information and, in each case, with whom the Executive (i) had personal dealings, (ii) was responsible for on behalf of Markel Group or (iii) any employee directly reporting to the Executive had material contact with on behalf of Markel Group.
(vi)"Prospective Customer" means any person or entity other than a Customer with respect to which, at any time during the twelve (12) month period preceding any termination of the Executive's Employment, Markel Group or any of its subsidiaries or affiliates: (x) submitted or assisted in the submission of a presentation or proposal of any kind in respect of the Business, or (y) acquired or had access to Confidential Information and, in each case, with whom the Executive (i) had personal dealings, (ii) was responsible for on behalf of Markel Group or (iii) any employee directly reporting to the Executive had material contact with on behalf of Markel Group.
(vii)“Restricted Person” means anyone employed or engaged by Markel Group or any Group Company at the level of E1, M4 to M1, P5 to P3 or such equivalent successor or replacement grades or levels and who could materially damage Markel Group’s interests if they were involved in any Capacity in any business concern which competes with any business in competition with the Business and with whom the Executive dealt in the 12 months before the termination of the Executive’s Employment in the course of the Executive’s Employment.
(viii)"Territory" means any country in which, as of the date of any termination of the Executive's Employment, Markel Group or any of its subsidiaries or affiliates engaged in the Business or any part thereof, including without limitation the marketing, distribution, underwriting, negotiation, sale or claims handling with respect to any products or services provided by Markel Group or any of its subsidiaries or affiliates, or in which Customers or Prospective Customers are located or in which risks covered by the Business are located.
(h)While the restrictions in this Section 8 are considered by the parties to be reasonable in all the circumstances, it is agreed that if any such restrictions, by themselves, or taken together, shall be found to go beyond what is reasonable in all the circumstances for the protection of the legitimate interests of the Company or Markel Group but would be considered reasonable if part or parts of the wording of such restrictions were deleted, the relevant restriction or restrictions shall apply with such deletion(s) as may be necessary to make it or them valid and effective.
(i)The Executive will, at the Company’s request and expense, enter into a separate agreement with any subsidiary or affiliate of Markel Group other than the Company in which the Executive agrees to be bound by restrictions corresponding to those restrictions in this clause (or such of those restrictions as may be appropriate) in relation to that subsidiary or affiliate.
(j)If (A) the Company is acquired by or (B) the Executive’s Employment is transferred pursuant to the Transfer of Undertakings (Protection of Employment) Regulations 2006 (as amended) to, any firm, company, person or entity other than a subsidiary or affiliate of Markel Group (the "New Employer") , the Executive will, if required, enter into an agreement with the New Employer containing post-termination restrictions corresponding to the restrictions set out in this Agreement protecting the confidential information, trade secrets and business connections of the New Employer.
(k)The duration of each restriction in this Section 8 shall be reduced by any period that the Executive spends on garden leave pursuant to Appendix C, clause 13.4 to this Agreement.
(l)Notwithstanding the foregoing, nothing in this Section 8 prohibits the Executive from owning not in excess of two percent (2%) in the aggregate of any class of capital stock or other ownership interests of any company if such stock or other ownership interests are publicly traded and listed on any national or regional stock exchange.
9.Survival of Covenants and Remedies. The agreements made by the Executive in Sections 7 and 8 shall survive any termination of this Agreement and the Executive's Employment. Each such agreement by the Executive shall be construed as an agreement independent of any other provision of this Agreement, and the existence of any claim or cause of action by the Executive against the Company shall not constitute a defense to the enforcement of the provisions of Section 7 or 8. The Executive acknowledges and agrees that the Company and its subsidiaries and affiliates will sustain irreparable injury in the event of a breach or threatened breach by the Executive of the provisions of Section 7 or 8 and that the Company and its subsidiaries and affiliates do not and will not have any adequate remedy at law for such breach or threatened breach. Accordingly, the Executive agrees that if the Executive breaches or threatens to breach any such covenant or agreement, the Company and its subsidiaries and affiliates shall each be entitled to immediate injunctive relief (without posting a bond or other security). The foregoing shall not, however, be deemed to limit the Company's or any of its subsidiaries' or affiliates' remedies at law or in equity for any such breach or threatened breach.
10.Non-disparagement and Cooperation. Subject to Section 11 below, following termination of the Executive's Employment by either party for any or no reason, the Executive shall:
(a)Refrain from all conduct, verbal or otherwise, that disparages or damages the reputation, goodwill, or standing in the community of the Company, any of its subsidiaries or affiliates, or their respective businesses or representatives; and
(b)Cooperate fully with the Company and its subsidiaries and affiliates in transitioning the Executive's responsibilities as requested by the Company, and cooperate fully in any administrative, investigative, litigation or other legal matter(s) that may arise or have arisen involving the Company or any of its subsidiaries or affiliates and which in any way relate to or involve the Executive's Employment with the Company. The Executive's obligation to cooperate hereunder shall include, without limitation, meeting and conferring with such persons at such times and in such places as the Company and its subsidiaries and affiliates may reasonably require, and giving truthful evidence and truthful testimony and executing and delivering to the Company and any of its subsidiaries and affiliates any truthful papers reasonably requested by any of them. The Executive shall be reimbursed for reasonable out-of-pocket expenses that the Executive incurs in rendering cooperation after the Executive's termination of Employment pursuant to Section 10(b).
The Company shall refrain from all conduct, verbal or otherwise, that disparages or damages the reputation, goodwill, or standing in the community of the Executive.
11.No Interference. Nothing in this Agreement prohibits the Executive from confidentially or otherwise (without informing the Company or its subsidiaries or affiliates) communicating or filing a charge or complaint with, participating in an investigation by, or giving truthful testimony or statements to, a governmental agency or regulatory entity (including without limitation communication directly with the U.S. Securities and Exchange Commission about a possible securities law violation), or if properly subpoenaed or otherwise legally required to do so. This Agreement also does not prohibit the Executive from receiving an award (if any) under applicable law for providing truthful information to a governmental agency or regulatory entity. U.S. federal law provides that: (a) an individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that is made (1) in confidence to a Federal, State, or local government official (either directly or indirectly) or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law; or (2) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and (b) an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual — (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order. Nothing in this Agreement prohibits, or creates liability for, any such protected conduct.
12.Notices. All notices, consents and other communications under this Agreement shall be in writing and shall be deemed to have been given, delivered or made when delivered personally or when mailed by registered or certified mail, postage prepaid and return receipt requested, addressed to the Company at its principal office in Richmond, Virginia, and to the Executive at the Executive's

residence as shown upon the employment records of the Company, or to such other address as either party may by notice specify to the other.
13.Modification and Waiver. No provision of this Agreement, including any provision of this Section, may be modified, deleted or amended in any manner except by an agreement in writing executed by the Executive and the Company (subject to Section 16 herein). A waiver by either party hereto of any of its rights or remedies under this Agreement on any occasion shall not be a bar to the exercise of the same right or remedy on any subsequent occasion or of any other right or remedy at any time.
14.Benefit and Assignment. All of the terms of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the Company and its subsidiaries, affiliates, successors and assigns and by the Executive and the Executive's heirs and personal representatives. The Company (or any successor or assign) may assign this Agreement to any subsidiary or affiliate or any person which, whether by merger, purchase, or otherwise, acquires all or substantially all of the assets, stock or business of the Company or of any discrete portion thereof. Any such assignment shall not constitute a termination of the Executive's Employment for purposes of this Agreement or commence the running of any of the time periods set forth in Section 8 above. The Executive may not assign any of the Executive's rights or obligations under this Agreement.
15.Jurisdiction and Venue. This Agreement and any claim, dispute or difference (including non-contractual claims, disputes or differences) arising out of, or in connection with, it or its subject matter shall be governed by, and construed in accordance with, English law. Non-contractual obligations (if any) arising out of or in connection with this Agreement shall also be governed by English law. The parties irrevocably agree to submit to the exclusive jurisdiction of the courts of England to settle any claim, dispute or difference (including non-contractual claims, disputes or differences) which may arise out of, or in connection with, this Agreement or its subject matter (including a dispute regarding the existence, validity, formation, effect, interpretation, performance or termination of this Agreement) and that accordingly any proceedings be brought in such courts.
16.Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision. In addition, if, at the time of enforcement of this Agreement, a court holds that any restriction stated in this Agreement is unreasonable or otherwise unenforceable under the circumstances then existing, the parties agree that the maximum restriction reasonable and enforceable under such circumstances shall be substituted for the stated restriction and the restriction shall be so modified and enforced.
17.Headings. The underlined headings provided in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.
18.Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original.
19.Withholding. There shall be withheld from amounts due the Executive under this Agreement such income taxes, contributions and other amounts as may be required to be withheld under applicable law.

20.Recoupment/Clawback Policy. Notwithstanding anything in this Agreement to the contrary, incentive compensation received by the Executive, whether received under this Agreement or otherwise, shall be subject to any recoupment or clawback policy that is adopted by, or applicable to, the Company, the provisions of which shall comply with, and be subject to, and not result in any excess recoupment beyond, any requirement of law or any exchange listing requirement related to a clawback or other recovery of incentive-based compensation, which include (i) rules of the Securities and Exchange Commission and New York Stock Exchange that implement Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which added Section 10D to the Securities Exchange Act of 1934 and (ii) any rules, requirements or codes of practice of the UK Financial Conduct Authority or Prudential Regulation Authority to which the Company is subject.
21.Entire Agreement. This Agreement (including any appendices and exhibits hereto) is the parties' entire agreement on these matters and supersedes all other oral or written understandings or agreements between them as to such matters; provided, however, that, subject to Section 11 above, nothing in this Agreement limits, restricts or supersedes any fiduciary, statutory, tort or other non-contractual obligations of the Executive or rights of the Company or any of its subsidiaries or affiliates (including without limitation under any applicable trade secrets laws), or any written Equity Award Agreement with the Executive.
22.Third Party Rights. Pursuant to the Contracts (Rights of Third Parties) Act 1999, only the Parties to this Agreement and any Group Company may enforce any of the terms of this Agreement.

[Signature page follows.]

THE PARTIES ACKNOWLEDGE BY SIGNING BELOW THAT THEY HAVE READ AND UNDERSTAND THE ABOVE AND INTEND TO BE BOUND THEREBY:
SIMON WILSON
/s/ Simon Wilson
Date: 3/15/2025

MARKEL INTERNATIONAL SERVICES LIMITED

/s/ Joanna Browning
By: Joanna Browning
Title: Managing Director - People Experience
Date: 3/16/2025

MARKEL GROUP INC.

/s/ Michael Heaton
By: Michael Heaton
Title: EVP
Date: 3/15/2025

APPENDIX A
As of March 17, 2025
1.Position/Role (Section 1): Chief Executive Officer, Markel Insurance
2.Primary employment location (Section 1): United Kingdom
3.Base Salary (Section 3(a)): GBP 650,000
4.Target value of annual cash incentive bonus (Section 3(a)): 125% of Base Salary
5.Target value of annual equity incentive award (Section 3(a)): 175% of Base Salary
6.Period for continued payment of Base Salary under Section 6(c)(i): 24 Months
7.Payment dates for lump sum payments under Section 6(a)(ii): Within thirty (30) days following each of the first and second anniversaries of the Executive's date of employment termination

ACKNOWLEDGED AND AGREED:
SIMON WILSON
/s/ Simon Wilson
Date: 3/15/2025

MARKEL INTERNATIONAL SERVICES LIMITED
/s/Joanna Browning___________________
By: Joanna Browning
Title: Managing Director - People Experience
Date: 3/16/2025

MARKEL GROUP INC.
/s/ Michael Heaton________________
By: Michael Heaton
Title: EVP
Date: 3/15/2025

APPENDIX B — INTELLECTUAL PROPERTY DEED
As a material part of the consideration for my employment by Markel International Services Limited ("Company"), the compensation that I, Simon Wilson, shall receive during my employment, and the additional consideration that I will receive pursuant to the Employment Agreement to which this Intellectual Property Deed ("IP Agreement") is attached as Exhibit A, I acknowledge and agree that, by my signature below, I also agree to this IP Agreement's terms, which are deemed incorporated into and a part of the Employment Agreement:
1.(a) Company owns the sole and exclusive right, title and interest in and to any and all Works (as defined below), including without limitation any and all source code or other intellectual property and further including without limitation all copyrights, trademarks, service marks, trade names, slogans, patents, ideas, designs, concepts and other proprietary rights. Company's right, title and interest in and to the Works includes without limitation the sole and exclusive right to secure and own copyrights and maintain renewals throughout the world, and the right to modify and create derivative works of or from the Works without any payment of any kind to me. To the extent that any of the Works do not accrue to Company, my signature on the Employment Agreement constitutes an assignment (without any further consideration) to Company of any and all of my respective copyrights and other rights, title and interest in and to all Works. I will disclose promptly to Company all Works, whether or not they are patentable, copyrightable or subject to trade secret protection.
(b) I will provide any assistance reasonably requested by Company to obtain applicable letters patent and copyright registrations covering inventions, original works of authorship and other Works belonging or assigned hereunder to Company. I will execute any transfers of ownership of letters patent or assignments of copyrights or other proprietary rights transferred or assigned hereunder. I understand that my obligations under this Section 1(b) shall survive any termination of this IP Agreement or of my employment by Company in perpetuity; provided that Company will compensate me at a reasonable rate for time actually spent performing such obligations at Company's request after any such termination. If Company is unable for any reason whatsoever, including my mental or physical incapacity, to secure my signature to apply for or to pursue any application for any applicable letters patent or copyright registrations or on any document transferring or assigning any patent, copyright or other proprietary right that I am obligated hereunder to transfer or assign, I hereby irrevocably designate and appoint Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and on my behalf and in my stead to execute and file any such applications and documents and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations or transfers or assignments thereof or of any other proprietary rights with the same legal force and effect as if executed by me. This appointment is coupled with an interest in and to the inventions, works of authorship, trade secrets and other Works to which any proprietary rights may apply and shall survive my death or disability.
(c) As used in this IP Agreement, "Works" means (i) any inventions, developments, improvements, trade secrets, ideas or original works of authorship that I conceive, create, develop, discover, make, acquire or reduce to practice in whole or in part, either solely or jointly with another or others, during or pursuant to the course of my employment by Company and that relate to Company or any of its subsidiaries or affiliates or their respective businesses, or to Company's or any of its subsidiaries' or affiliates' actual or demonstrably anticipated research or development, (ii) any inventions, developments, improvements, trade secrets, ideas or original works of authorship that I conceive, create, develop, discover, make, acquire or reduce to practice in whole or in part, either solely or jointly with another or others, during or pursuant to the course of my employment by Company and that are made through the use of any of Company's or any of its subsidiaries' or affiliates' equipment, facilities, supplies, trade secrets or time, or that result from any work performed for Company or any of its subsidiaries or affiliates, and (iii) any part or aspect of any of the foregoing.
2. I hereby waive irrevocably all moral rights (as defined in Chapter IV of Part I of the Copyright, Designs and Patents Act 1988, and all similar rights in other jurisdictions to the extent permitted in the relevant jurisdiction) in any Works.
3. I have been notified by Company, and understand, that the foregoing provisions of Section 1 do not apply to an invention for which no equipment, supplies, facilities or trade secret information of Company or any of its subsidiaries or affiliates was used and which was developed entirely on my own time, unless: (a) the invention relates (i) to the business of Company or any of its subsidiaries or affiliates or (ii) to Company's or any of its subsidiaries' or affiliates' actual or demonstrably anticipated research and development, or (b) the invention results from any work performed by me for Company or any of its subsidiaries or affiliates. I have listed and described on an attached page all inventions of my own to which I claim Section 1 does not apply. If no such page is attached and signed by me and an authorized Company representative, no such inventions exist.
[Signatures follow]

EXECUTED as a DEED by	)
SIMON WILSON in the	)
presence of	)	/s/ Simon Wilson

Witness:

Signature:		/s/ Dana Dews Gates

Name		Dana Dews Gates

Address:		[_______________ ]

Occupation:		[_______________ ]

EXECUTED as a DEED by	)
MARKEL INTERNATIONAL SERVICES LIMITED	)
acting by a director	)
in the presence of	)	/s/ Joanna Browning

Witness:

Signature:		/s/ Julianne Cahillane

Name		Julianne Cahillane

Address:		[_______________ ]

Occupation:		[_______________ ]

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APPENDIX C

This Appendix contains the Executive’s (“your”) terms and conditions of employment and should be read in conjunction with, and subject to, the rest of the Executive Employment Agreement to which it is attached (the “Executive Employment Agreement”). This Appendix is a statement of terms for the purposes of s.1 Employment Rights Act 1996. Terms capitalized but not defined in this Appendix have the meanings given to them in the Executive Employment Agreement. If there is any conflict between the provisions of the Executive Employment Agreement and this statement of terms, the provisions of the Executive Employment Agreement will prevail.

The Company and the Executive agree that the following terms will apply to your employment:

1.Role and duties

1.1You will be employed from 17 March 2025 in the Position/Role set out in Appendix A. Your employment shall continue until terminated in accordance with the terms of this Agreement.

1.2You shall, subject to your prior agreement, act as a director of any such Group Companies if and for so long as the Company requires.

1.3The Company considers job flexibility in accordance with business requirements paramount for all employees and you will reasonably be required to perform such duties (with any consequential change in reporting lines or internal re-organisation or restructuring) from time to time, whether on a temporary or permanent basis.

1.4During your employment you will:

(a)devote the whole of your time, attention and abilities to your employment and to the business of the Company and the Group Companies;
(b)diligently exercise such powers and perform such duties as may from time to time be assigned to you;
(c)diligently promote, protect, develop and extend the business of the Company and the Group Companies;
(d)diligently act with integrity and honesty in your dealings with any member of the Company and the Group Companies and in your conduct of the business of the Company and the Group Companies;
(e)comply with all reasonable and lawful directions given to you;
(f)promptly make such reports and provide such information concerning your employment and the affairs of the Company and the Group Companies as may be reasonably required of you;

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(g)comply with the general duties of directors set out in sections 171-177 of the Companies Act 2006, as well as any other applicable common law or statutory duties owed by directors to their company; and
(h)promptly report to Markel Group:
(i)your own material wrongdoing and any material wrongdoing or proposed material wrongdoing of any other employee or worker;
(ii)any data or security breach and take such reasonable action as may be required to remedy it; and
(iii)any actual or suspected fraudulent or corrupt acts or omissions that relate in any way to the business of the Company and the Group Companies;
(i)familiarise yourself with and comply with all Markel Group and Group Company policies that are applicable to you as an Executive Officer of Markel Group and an employee of the Company including but not limited to our anti-bribery and corruption policy, and Code of Conduct without prejudice to the fact that such policies and procedures are not contractual and do not for part of this Agreement; and
(j)comply with any law applicable to the business of the Company, any Group Company or your employment.
2.Continuous employment

2.1    Your prior service with the Company and its affiliates is recognised for statutory purposes. Accordingly, your period of continuous employment began on 4 February 2010.

3.Location

3.1You will be based at the location set out in Appendix A but the Company reserves the right to change your normal place of work upon reasonable notice.

3.2    You may be expected to travel from time to time in the performance of your duties.

3.3    You will not be required to work outside the UK for any continuous period of more than one month.

4.Hours of work

4.1Your employment shall be for no less than 35 hours per calendar week.

4.2There are occasions where you will be required to work beyond your contracted hours for the proper performance of your duties and, in these instances, you will not be entitled to any additional remuneration.

4.3For the purposes of the Working Time Regulations 1998, you agree to opt out of the 48-hour weekly working time limit. You may withdraw your agreement to this opt out by giving the Company not less than three months written notice.
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5.Notice period

5.1Subject always and conditional upon the provisions in the Executive Employment Agreement, you and the Company are each entitled to give 12 months’ notice in writing to terminate your employment.

6.Remuneration

6.1You will be paid the Base Salary in Appendix A subject to required PAYE deductions which will accrue from day to day at a rate of 1/260 of the Base Salary.

6.2    You agree that the Company may at any time deduct from your Salary or any other payments due to you any sums that may be from time to time owed by you to the Company or Markel.

7.Incentive bonus

7.1    Subject to the Executive Employment Agreement, you will not be eligible to receive any bonus which may otherwise be payable to you if your employment has terminated or you are under notice of termination (whether given by you or the Company) on the date on which bonus payments are paid in any year. This applies even if your employment has not terminated or you are not under notice of the termination of your employment on the date on which any bonus decision is communicated to you.

7.2     All incentive payments and or allocations, shall in any event be subject at all times to prevailing laws or regulatory requirements concerning renumeration arrangements, such as Solvency II, as determined by the FCA, or any other relevant external regulatory bodies from time to time (including but not limited to the requirement to withhold and / or claw back bonus or incentive allocations).

7.3    The terms governing any equity incentive award do not form part of your contract of employment with the Company. Where your employment is terminated for whatever reason and whether or not in breach of contract your entitlement to any equity incentive awards shall be in accordance with the terms of the relevant award documentation and the Executive Employment Agreement and you shall not otherwise be entitled (and by participating in the Company’s equity incentive program) you shall be deemed irrevocably to have waived any entitlement, by way of compensation for loss of employment, office, breach of contract or otherwise) to any sum or other benefits to compensate you for the loss of any rights or prospective rights under any equity incentive award.

8.Flexible benefits

8.1You will be eligible to participate in the Company’s flexible benefits scheme (Markel Benefits). Full details of the menu of benefits on offer and how to access the system will be provided to you separately.

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9.Pension

9.1    You will continue to participate in the Markel Workplace Savings Plan in accordance with its terms.

10.Holiday entitlement and other paid leave

10.1You will be entitled to 25 paid holiday in each holiday year (being the period from 1 January to 31 December) and in addition you will be entitled to bank and other public holidays generally applicable in England. Your holiday entitlement will accrue from day to day at a rate of 1/260 of your annual holiday entitlement. For part time employees, holiday entitlement is pro-rated and is shown in hours and includes a pro-rated amount for bank holidays. For part-time employees, bank holidays which fall on what would otherwise be a working day are required to be booked off.

10.2In the respective holiday years in which your employment commences or terminates, your holiday entitlement will be calculated on a pro rata basis by reference to your annual entitlement.
10.3All holiday requests must be approved in writing in advance. The Company may require you to take (or not to take) holiday days on particular dates, including during your notice period.
10.4The Company will communicate annually the amount of accrued but untaken holiday entitlements which are eligible for carry over from one holiday year to a subsequent holiday year and any conditions which apply to taking carry-over leave.
10.5The Company shall not pay you in lieu of untaken holiday entitlements except on termination of your employment. On such termination the Company shall pay you in lieu of any accrued but untaken holiday entitlement for the holiday year in which termination takes place and any untaken days permitted to be carried forward from the preceding holiday year. The amount of the payment in lieu will be calculated as 1/260th of your annual equivalent salary for each untaken day of the entitlement.
10.6If on termination of your employment you have taken more holiday than your accrued holiday entitlement, the Company shall be entitled to deduct the excess holiday pay from any payments due to you calculated at 1/260th of your annual equivalent salary for each excess day for full time employees. For part time employees, the amount deducted will be calculated using the hourly pay rate.
10.7    You may be eligible to take the following types of paid leave, subject to any statutory eligibility requirements or conditions and the Company's rules applicable to each type of leave in force from time to time:
(a)statutory maternity leave and you may be eligible to receive Company maternity pay subject to the rules set out in the Company's maternity leave policy from time to time;
(b)statutory paternity leave and you may be eligible to receive Company paternity pay subject to the rules set out in the Company's paternity leave policy from time to time;
(c)statutory adoption leave and you may be eligible to receive Company adoption pay subject to the rules set out in the Company's adoption leave policy from time to time;
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(d)shared parental leave and you may be eligible to receive Company shared parental pay subject to the rules set out in the Company's shared parental leave policy from time to time; and

(e)parental bereavement leave and you may be eligible to receive Company parental bereavement pay subject to the rules set out in the Company's parental bereavement leave policy from time to time

11.Sickness absence

11.1    Full provisions relating to absence, including eligibility to receive Company sick pay due to incapacity, are contained in the Company’s UK Employee Framework. 11.2    The payment of any remuneration over and above statutory sick pay entitlement is wholly within the discretion of the Company.

12.Compliance and training

12.1    The Company takes a zero-tolerance approach to tax evasion. You must not engage in any form of facilitating tax evasion, whether under UK law or under the law of any foreign country. You must immediately report to the Compliance business unit any request or demand from a third party to facilitate the evasion of tax or any concerns that such a request or demand may have been made. You must at all times comply with our relevant policies, available on MyMarkel and may be updated from time to time.

12.2    You must comply with any local regulatory requirements, applicable to your Role from time to time, including but not limited to Solvency II/SMCR.

12.3    You will be informed if your Role currently includes or evolves to include the performance of a Senior Manager and / or Certification function under the Senior Manager and Certification Regime (SM&CR) or any replacement, re-enactment and / or equivalent of such regime or directive as required by the Company’s regulatory bodies. In this event, you shall agree to the terms of an SMCR Schedule to this Agreement which shall (save where expressly indicated otherwise within the Schedule) also form part of your terms and conditions of employment with the Company. In the event that your Role and duties under this Agreement change at any time to include performance of a different function under the SM&CR, you agree to enter into and be bound by the terms of a revised and updated SMCR Schedule to take account of your new Role and prescribed responsibilities. For the avoidance of doubt, your rights and obligations set out in any SMCR Schedule are in addition to your rights and obligations set out in the main body of this Agreement. In the event that there is any conflict between the terms of the main body of this Agreement and any SMCR Schedule the terms of the SMCR Schedule shall take precedence.

12.4    During your employment you must complete the training requirements which will be paid for by the Company. You shall be entitled to take part in various training courses which we may provide from time to time in-house or externally. The Company is committed to supporting employees with training and development needs.

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13.Termination of contract

13.1Subject to clause 13.5, the Company may in its sole and absolute discretion (for any reason or no reason), following the giving of notice in writing, terminate your employment at any time with immediate effect in accordance with the provisions of clause 13.2.

13.2If the Company makes an election under clause 13.1 it shall pay to you the Base Salary (subject to deductions required by law) that would have otherwise accrued to you during your notice period (or balance thereof) (“Payment in Lieu of Notice”) and for the purpose of calculating the Payment in Lieu of Notice, no account shall be taken of any benefits, commission, bonus or holiday entitlement that would have accrued during your notice period (or balance thereof). The Company may pay the Payment in Lieu of Notice in equal monthly instalments until the notice period (or balance thereof) would have expired had notice been given. Any Payment in Lieu of Notice shall be offset against any severance due to you in accordance with the Executive Employment Agreement.

13.3In the event that you leave the Company (for whatever reason) and owe the Company monies, the monies will be recouped by the Payroll team from your final salary or any sums due to you on the termination of your employment in accordance with the Executive Employment Agreement in accordance with your express agreement to make these deductions under clause 6.4 of this Agreement.

13.4During any period of notice of termination, whether given by the Company or by you, the Company is under no obligation to assign any duties to you and shall be entitled to exclude you from its premises, provided that this does not affect your entitlement to receive salary and other contractual benefits, subject always to the rules of any relevant scheme or policy (Garden Leave). Any Base Salary paid to you during your Garden Leave will be offset against any severance due to you in accordance with the Executive Employment Agreement. If the Company exercises its right to place you on Garden Leave, you shall continue to be bound by the same obligations as were owed to the Company prior to the commencement of the Notice Period, except the obligation to work. Holidays outstanding at the commencement of Garden Leave must be taken during the period of Garden Leave and any holidays accrued during a period of Garden Leave will be deemed to have been taken during that same period.

13.5The Company may by written notice to you, terminate your Employment at any time if you commit a Cause event, in accordance with the provisions of the Executive Employment Agreement.

14.Obligations on termination

14.1On the termination of your employment (howsoever arising) or if you are requested in writing by the Company at any time during Garden Leave, you will promptly:

(a)deliver to the Company (or as it directs) any and all property of any nature of the Company;

(b)delete and destroy (to the extent reasonably possible) any information and data relating to the business of any member of the Company stored on any electronic device you control or possess;
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(c)resign, without any claim for compensation, from all offices, trusteeships, roles and positions held in or on behalf of the Company, and you hereby agree to promptly execute and return such documentation as may reasonably be required to formalise such resignations and are provided to you; and

(d)update all online social media platforms and professional bodies and registers so that they no longer state or suggest that you are employed by or connected with the Company.

14.2You will not, at any time after the termination of your employment (whether online, through any professional body or register or otherwise) hold yourself out or permit yourself to be represented as being employed by or otherwise having any connection with the Company and Markel save for the historic employment.
14.3You agree on the written request of the Company, either during or after the termination of your employment, that you will (at the cost of the Company), provide the Company with such reasonable assistance as it may require in the conduct of any threatened or actual legal proceedings or any inquiry or investigation (whether internal or external) in respect of which any Markel company or its legal advisers reasonably believe you may be able to provide assistance including, providing information, meeting with any Markel company and/or regulatory body and/or legal or other professional advisers, attending any legal or other hearing or giving evidence.
15.Restrictions
15.1If, during your employment or before the expiry of the last of the covenants in Section 8 of the Executive Employment Agreement, you receive an offer to be involved in any Capacity in a business which competes with any part or parts of the Business, you shall:
(a)notify Markel Group promptly in writing of the fact of the offer and the identity of the person or organisation making the offer as soon as possible; and
(b)if requested, provide a copy of any written offer promptly; and
(c)give the person or organisation making the offer a copy of Section 7 and 8 of the Executive Employment Agreement within five working days of the offer being made.
15.2The obligations contained in clause 15.1 above are continuing obligations and shall also apply if, at any time subsequent to the relevant offer being made but before the expiry of the last of the covenants in Section 8 of the Executive Employment Agreement, the business making the offer so competes with the Business.
15.3If, at any time during your employment, three or more Restricted Persons have left their employment, appointment or engagement with Markel Group or any Group Company to carry out services for the same business concern which competes with, or is intended to compete with any business that is competitive with the Business, you will not at any time during the six months following the last date on which any of those Restricted Persons were employed or engaged by Markel Group or any Group Companies, be employed or engaged in any way with the restricted person in the new business concern.

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16.Directorships

16.1On the termination of your employment (however arising) or on either you or the Company having served notice of such termination, you shall at the request of the Company resign as a director of the Company and from all offices held by you in any Group Company.

16.2You shall not be entitled to any director's or other fees from the Company or any Group Company or to any fees in respect of any office you may hold as nominee or representative of the Company.

16.3Your appointment as a director of the Company or any Group Company is not a term of this Agreement and the Company reserves the right to remove you from any such directorship at any time and for any reason. Where the Company exercises this right, this shall not amount to a breach of this Agreement and shall not give rise to a claim for damages or compensation.

17.Disciplinary and grievance

17.1You are subject to the Company’s disciplinary and grievance procedures details of which are set out in the Company’s disciplinary and grievance policies.

15.2    The Company’s disciplinary and grievance policies are non-contractual and do not form part of your contract of employment with the Company.

18.Collective agreements

18.1There are no collective agreements in force affecting your employment.

19.Miscellaneous

19.1You consent to the transfer of your employment under this Agreement to any Group Company.

19.2Your attention is drawn to the Information Security Policy and the Data Protection Policy. You acknowledge that the Company may collect and process such personal data that the Company requires for the purpose of your employment and may forward such information to authorised recipients in Markel Group Inc. and its Group Companies irrespective of their location. Authorised recipients in this regard means members of the Board or Executive Committee of Markel Group Inc. and its Group Companies and members of the Corporate Human Resources team.

20.Warranties and conditions of employment

20.1You warrant and represent to the Company that:

(a)you are not prevented or likely to be prevented from performing the Role or being employed by us by any restrictive covenant or other obligation owed to any third party;

(b)you are not subject to any convictions (other than those that you are not required to disclose under law);
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(c)you have a valid and subsisting legal right to work in the UK without additional approvals; and

(d)you validly hold any qualification required for the performance of your Role and are not aware of any circumstance that may lead to that qualification being invalid.

20.2The offer of employment (and all payments and benefits otherwise due to you under the terms of this Agreement) is conditional on the following, in each case to the extent requested by the Company:

(a)Receipt of satisfactory references covering the last seven years of employment and clear background check results undertaken by our third - party service provider from time to time. These checks comprise (i) a Basic Disclosure check, (ii) verification of past employment details and (iii) a credit check confined to matters of insolvency, bankruptcy and fraud (policy available on request). In the event that these background checks reveal discrepancies or matters of concern, your employment will not be confirmed until you are able to provide relevant evidence of any such matters to the Company’s satisfaction;

(b)Supplying original certificates of academic and professional qualifications applicable to your Role (photocopies are not acceptable)

(c)Agreeing to the Code of Conduct and the Privacy Notice within the first 30 days of employment;

(d)Providing evidence that you have the right to work in the UK as set out by the UK Border Agency guidelines; and

(e)Completing a workplace environment assessment to disclose any conditions which may require the company to offer additional support. Non-disclosure could result in a breach of trust and confidence.
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